UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2020

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

Item 2.02.	Results of Operations and Financial Condition.

See Item 7.01, below.

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2020, the Board of Directors (the “Board”) of XG Sciences, Inc., a Michigan corporation (the “Company”) accepted the resignation of Philip L. Rose as the Chief Executive Officer and as a director, and appointed Robert Blinstrub, a current director of the Company, as Chief Executive Officer, effective August 27, 2020. Additionally, the Board appointed Andrew J. Boechler as the Chief Commercial Officer of the Company effective August 27, 2020.

Appointment of Robert Blinstrub Chief Executive Officer

Mr. Blinstrub, age 67, has been an investor in the Company since 2018 and has served as a member of the Board since March 2019. He was founder, President and CEO of Applied Global Manufacturing, Inc. (“AGM”), a company he started in 2000. Headquartered in Troy, Michigan, AGM was a designer, innovator, and producer of engineered solutions for automobiles, with 9 production facilities around the world, including Austria, China, Costa Rica and Mexico.  Under Mr. Blinstrub’s 17 years of leadership, AGM doubled its revenue every 18 months on average and had total revenue of approximately $500 million and 2,000 employees when it was acquired by Flex, Ltd. (NASDAQ: FLEX) in April 2017. During his tenure, AGM accumulated supplier awards for world class quality, product design, engineering, innovation, and service. Prior to AGM, Blinstrub led multiple startups and operational turnarounds. Mr. Blinstrub studied Finance and Marketing at the Broad College of Business at Michigan State University, and graduated with a Bachelor’s Degree. In addition to serving on the Board of Directors of XG Sciences, he also serves on the Board of DESiN, LLC.

The Company and Mr. Blinstrub entered into an Employment Agreement on August 26, 2020 (the “Blinstrub Employment Agreement”). The Blinstrub Employment Agreement provides that Mr. Blinstrub's base salary will be $350,000 per year, subject to performance-based increases as set forth therein. During the first two years of the term of the Blinstrub Employment Agreement, 60% of his base salary and bonus will be payable in convertible secured promissory notes due December 31, 2024 bearing an interest rate of 7.5% per annum (the “Blinstrub Notes”), or in cash at the option of the Company. Mr. Blinstrub will be eligible for a performance-based bonus as a participant in the Company’s Management Incentive Plan (“MIP”), which will be targeted at 66-2/3% of his base salary based on completion of certain metrics established by the Board of Directors or Compensation Committee for each fiscal year as set forth in the MIP. The Blinstrub Employment Agreement also provides that the Company shall use commercially reasonable efforts to issue options to purchase 5% of the fully diluted shares of the Company’s common stock (the “Blinstrub Options”) upon the satisfaction of certain conditions set forth in the Blinstrub Employment Agreement. 40% of the Blinstrub Options will vest over three years following the date of grant, and 60% of the Blinstrub Options will vest based on the Company achieving certain revenue performance thresholds set forth in the Blinstrub Employment Agreement. Mr. Blinstrub is entitled to participate in all medical and other benefits that the Company has established for its employees and is entitled to up to 30 days of paid time off per year in accordance with Company policies. If Mr. Blinstrub is terminated without cause, the Company agrees to maintain his salary and benefits for a period of six months and to pay a prorated portion of his bonus. The Company also entered into a Confidentiality, Non-Solicitation, and Non-Competition Agreement with Mr. Blinstrub, dated August 26, 2020 (the “Blinstrub Confidentiality Agreement”).

Other than the foregoing, there have been no transactions regarding Mr. Blinstrub r that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of Andrew J. Boechler as Chief Commercial Officer

Mr. Boechler, age 63, joins the Company following a successful 30-year career with General Electric Company, where he most recently served as Global Commercial Leader of GE Inspection Technologies until December 31, 2017. Prior to that, he provided executive leadership in a variety of industries and markets including Plastics, Healthcare, Automotive, Oil and Gas, Power Generation, Consumer Electronics, Automation and Industrial Inspection Technologies. While at GE, Mr. Boechler built global organizations and brands, developing solutions in both start-up and established business environments. Mr. Boechler studied Business Administration at California State University, Long Beach, and graduated with a Bachelor’s Degree.

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The Company and Mr. Boechler entered into an Employment Agreement on August 26, 2020 (the “Boechler Employment Agreement”). The Boechler Employment Agreement provides that Mr. Boechler's base salary will be $200,000 per year, subject to performance-based increases as set forth therein. Mr. Boechler will be eligible for a performance-based bonus as a participant in the MIP, which will be targeted at 30% of his base salary based on completion of certain metrics established by the Board or the Compensation Committee of the Board for each fiscal year as set forth in the MIP. The Boechler Employment Agreement also provides that the Company shall use commercially reasonable efforts to issue options to purchase 2% of the fully diluted shares of the Company’s common stock (the “Boechler Options”) upon the satisfaction of certain conditions set forth in the Boechler Employment Agreement. 20% of the Boechler Options will vest over three years following the date of grant, and 80% of the Boechler Options will vest based on the Company achieving certain revenue performance thresholds set forth in the Boechler Employment Agreement. Mr. Boechler is entitled to participate in all medical and other benefits that the Company has established for its employees and is entitled to up to 18 days of paid time off per year in accordance with Company policies. If Mr. Boechler is terminated without cause, the Company agrees to maintain his salary and benefits for a period of three months and to pay a prorated portion of his bonus. The Company also entered into a Confidentiality, Non-Solicitation, and Non-Competition Agreement with Mr. Boechler, dated August 26, 2020 (the “Boechler Confidentiality Agreement”).

Other than the foregoing, there have been no transactions regarding Mr. Boechler that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Resignation of Philip L. Rose as Chief Executive Officer and Director

In connection with Dr. Rose’s resignation on August 26, 2020, Dr. Rose and the Company entered into a Separation Agreement providing for a general release of claims against the Company (the “Separation Agreement”) and a Consulting Agreement (the “Rose Consulting Agreement”). Under the Separation Agreement, Dr. Rose will receive four months base salary and benefits, less applicable deductions and withholdings in accordance with the Company’s regular payment schedule (the “Separation Pay”) and has agreed to certain restrictive covenants set forth in the Separation Agreement. Under the Rose Consulting Agreement, Dr. Rose will provide assistance in an advisory capacity as requested by the Company for four years in exchange for certain amendments to existing stock options held by Dr. Rose as set forth in the Rose Consulting Agreement. Dr. Rose’s Confidentiality, Non-Solicitation and Non-Competition Agreement, dated December 16, 2013 (the “Rose Confidentiality Agreement”) will survive his resignation with the Company and will remain in full force and effect during the Restrictive Period defined in Section 8 of the Rose Confidentiality agreement, which extends for two years following the date of his resignation, provided; however, if the Consulting Agreement is still in effect at such time as the Restrictive Period lapses under the Rose Confidentiality Agreement, such Restrictive Period shall automatically be deemed to have extended for an additional two (2) years from the last date on which such Restrictive Period would otherwise have been in effect.

The foregoing summaries of the terms of the Blinstrub Employment Agreement, form of Blinstrub Notes, Blinstrub Confidentiality Agreement, Boechler Employment Agreement, Boechler Confidentiality Agreement, Rose Separation Agreement, and Rose Consulting Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing documents, copies of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto.

Item 7.01	Regulation FD Disclosure.

On August 31, 2020, the Company issued a press release with respect to the appointment of Mr. Blinstrub and Mr. Boechler and the resignation of Dr. Rose, and distributed a Letter to its Shareholders from the Chairman of the Board. A copy of each of the press release and the letter is furnished as Exhibit 99.1 and 99.2, respectively, to this Current Report on Form 8-K.

The information included in Item 2.02, Item 7.01 and in Exhibit 99.1 and 99.2 hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Exhibits.

(d) Exhibits

10.1	Employment Agreement between XG Sciences, Inc. and Robert Blinstrub, dated August 26, 2020.
10.2	Form of Blinstrub Convertible Secured Note.
10.3	Confidentiality, Non-Solicitation and Non-Competition Agreement between XG Sciences, Inc and Robert Blinstrub, dated August 26, 2020.
10.4	Employment Agreement between XG Sciences, Inc. and Andrew Boechler, dated August 26, 2020.
10.5	Confidentiality, Non-Solicitation and Non-Competition Agreement between XG Sciences, Inc and Andrew Boechler, dated August 26, 2020.
10.6	Separation Agreement between XG Sciences, Inc. and Philip L. Rose dated August 26, 2020.
10.7	Consulting Agreement between XG Sciences, Inc. and Philip L. Rose dated August 26, 2020.
99.1	Press Release dated August 31, 2020.
99.2	Shareholder Letter dated August 31, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated:	August 31, 2020	By:	/s/ Jacqueline M. Lemke
Chief Financial Officer

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